Exhibit 1.1

Starwood Property Trust, Inc.

Common Stock
($0.01 par value)

SALES AGREEMENT

May 9, 2025

Barclays Capital Inc.
745 Seventh Avenue

New York, New York 10019

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

BTIG, LLC
65 East 55th Street
New York, New York 10022

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

Ladies and Gentlemen:

Starwood Property Trust, Inc., a corporation organized under the laws of Maryland (the “Company”), proposes to sell from time to time through Barclays Capital Inc., BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as sales agent (each, an “Agent,” and, together, the “Agents”), shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Stock”) on the terms set forth in Section 3 of this agreement (this “Agreement”).

1.              Representations, Warranties and Agreements of the Company. The Company represents, warrants and agrees that: (a) A shelf registration statement on Form S-3 (File No. 333-287165) relating to the Stock has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Company to the Agents. As used in this Agreement:

(i)             “Applicable Time” means, with respect to any shares of Stock, each time of sale of such shares pursuant to this Agreement;

(ii)            “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement;

(iii)           “Effective Date” means any date as of which any part of such registration statement relating to the Stock became, or is deemed to have become, effective under the Securities Act in accordance with the rules and regulations thereunder;

(iv)           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 433 under the Securities Act) relating to the Stock;

(v)           “Pricing Disclosure Package” means, as of each Applicable Time, the Prospectus and each Issuer Free Writing Prospectus filed or used by the Company on or before such Applicable Time, taken together (collectively, and, with respect to any shares of Stock, together with the public offering price of such shares), other than a road show that is an Issuer Free Writing Prospectus, but is not required to be filed under Rule 433 under the Securities Act;

(vi)          “Prospectus” means the Base Prospectus, as amended and supplemented by the Prospectus Supplement, in the form in which such Base Prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act;

(vii)         “Prospectus Supplement” means the prospectus supplement specifically relating to the Stock prepared and filed with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with Section 6(a) hereof; and

(viii)        “Registration Statement” means, collectively, the various parts of such registration statement, each as amended, as of the Effective Date for such part, including any Prospectus and all exhibits to such registration statement, including the information deemed by virtue of Rule 430B under the Securities Act to be part of such registration statement as of the Effective Date.

Any reference herein to the Registration Statement and the Prospectus shall be deemed to refer to and include the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be.

Any reference herein to any amendment or supplement to the Prospectus shall be deemed to refer to and include any document filed under the Exchange Act after the date of the Prospectus, and before the date of such amendment or supplement and incorporated by reference in the Prospectus; and any reference to any amendment to the Registration Statement shall be deemed to include any document filed with the Commission pursuant to Section 13(a), 14 or 15(d) of the Exchange Act after the Effective Date and before the date of such amendment that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose or pursuant to Section 8A of the Securities Act has been instituted or threatened by the Commission. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)             (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Stock in reliance on the exemption in Rule 163, and (D) at the date hereof (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 3).

(c)             (A) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Stock and (B) as of the date hereof (with such date being used as the determination date for purposes of this clause (B)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(d)            The Registration Statement complied and will comply in all material respects on each Effective Date and on each Delivery Date, and any amendment to the Registration Statement filed after the date hereof will comply in all material respects when filed, to the requirements of the Securities Act and the rules and regulations thereunder. The Prospectus complied and will comply, in all material respects when filed with the Commission pursuant to Rule 424(b) under the Securities Act and on each Delivery Date to the requirements of the Securities Act and the rules and regulations thereunder. The documents incorporated by reference in the Prospectus complied, and any further documents so incorporated will comply, when filed with the Commission, in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

(e)             The Registration Statement did not, as of any Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 7(b).

(f)              The Prospectus did not and will not, as of its date or as of any Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 7(b).

(g)             The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Agents specifically for inclusion therein, which information is specified in Section 7(b).

(h)            Each Issuer Free Writing Prospectus will not conflict with the information contained in the Registration Statement, the Prospectus Supplement or the Prospectus. The Company has not made any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Agents.

(i)              Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as otherwise stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries (defined below) considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, (C) there has been no obligation, direct or contingent (including off-balance sheet obligations), which is material to the Company or any of its Subsidiaries, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, and (D) except for regular quarterly dividends on the Common Stock in amounts per share that are consistent with past practices, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(j)              The Company has been duly organized and is validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(k)             Each of the Company’s “subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X under the Securities Act) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its incorporation, formation or organization, has such entity power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock or other equity interest of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. Except for the equity interests in the Subsidiaries and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity.

(l)              The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Description of Capital Stock” (except for subsequent issuances, if any, pursuant to this Agreement or pursuant to separate offerings, reservations, agreements or employee benefit plans referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock is registered pursuant to Section 12 of the Exchange Act.

(m)            The shares of the Stock to be issued and sold by the Company through the Agents hereunder have been duly authorized by the Company for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable, and free and clear of any pledge, lien, encumbrance, security interest or other claim; the Common Stock conforms to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the certificates for the Stock, if any, are in due and proper form; no holder of the Stock will be subject to personal liability by reason of being such a holder; and the issuance of the Stock is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of the Company.

(n)             This Agreement has been duly authorized, executed and delivered by the Company.

(o)             Neither the Company nor any of its Subsidiaries is in violation of its charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus (including the issuance and sale of the Stock and the use of the proceeds from the sale of the Stock as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package); (b) do not and will not result in any violation of the provisions of the charter, partnership agreement, limited liability company agreement, by-laws or other organizational documents of the Company or any Subsidiary; and (c) do not and will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except in the case of this clause (c) for such violations that would not result in a Material Adverse Effect). As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

(p)             No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Stock hereunder or the consummation of the transactions contemplated by this Agreement except such as have been already obtained or as may be required under the Securities Act or state securities laws or the rules of the Financial Industry Regulatory Authority (“FINRA”).

(q)             The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly the financial condition, results of operations and cash flows of the Company and its consolidated subsidiaries as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). Any selected financial data of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly present, on the basis stated therein, the information included therein. Any pro forma financial statements and related notes included in the Registration Statement, the Pricing Disclosure Package or the Prospectus present fairly in all material respects the information shown therein, have been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and, subject to such rules and guidelines, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(r)              Deloitte & Touche LLP, which has certified certain financial statements of the Company and its consolidated subsidiaries and delivered their reports with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (United States).

(s)             The Company maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the filing of the Company’s most recent Annual Report on Form 10-K, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission's rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(t)              The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder and the implementing provisions thereof.

(u)             The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases to which the Company or any of the Subsidiaries is a party and are material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(v)             The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct their business now operated by them, except (i) where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect or (ii) as otherwise specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(w)            There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

(x)             The descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, of affiliate transactions, contracts required to be described therein and other legal documents are true and correct in all material respects, and there are no affiliate transactions, contracts or other documents of a character required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, or to be filed as exhibits to the Registration Statement which are not described or filed as required. All agreements between the Company and any other party expressly referenced in the Registration Statement, the Pricing Disclosure Package and the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(y)             The Company carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering the Company and its Subsidiaries against such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect.

(z)              Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(aa)           All United States federal income tax returns of the Company required by law to be filed have been timely filed, if any such returns were required to be filed, and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect. The Company has timely filed all other tax returns that are required to have been filed by it pursuant to applicable foreign, federal, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or its Subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided or with respect to which the failure to pay such taxes would not result in a Material Adverse Effect. The charges, accruals and reserves on the consolidated books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

(bb)          Any statistical and market-related data included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(cc)           The Company is not, and, solely after giving effect to the offering and sale of the Stock and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, subject to registration and regulation as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(dd)          There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act other than as described in, or filed as exhibits to, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ee)           Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate of the Company take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

(ff)            The Company has not distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Stock, will not distribute any offering material in connection with the offering and sale of the Stock other than the Prospectus, any Issuer Free Writing Prospectus to which the Agents have consented in accordance with Section 1(h) or 4(a)(vi).

(gg)          (A)         None of the Company, any subsidiary of the Company and, to the knowledge of the Company, none of its controlled affiliates and none of the respective officers, directors or agents of the Company acting on behalf of the Company or any of its Subsidiaries (i) has violated or is in violation of any applicable anti-money laundering law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency is pending or, to the knowledge of the Company, threatened.

(B)            The Company and its subsidiaries have conducted their businesses in compliance and will continue to conduct their businesses in compliance with the United States Foreign Corrupt Practices Act of 1977 and, to the extent applicable to the Company and its subsidiaries, the United Kingdom Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained and will continue to maintain policies and procedures designed to promote and achieve compliance therewith.

(hh)          None of the Company, any subsidiary of the Company and, to the knowledge of the Company, none of its controlled affiliates and none of the respective officers, directors, employees or agents of the Company acting on behalf of the Company or any of its Subsidiaries, (i) is currently the subject or target of any Sanctions (as defined below), (ii) is located, organized or residing in any country or territory to the extent that such country or territory itself is the subject of any Sanction (a “Designated Jurisdiction”), or (iii) is knowingly engaged in any transaction with any person who is the subject or target of Sanctions or who is located, organized or residing in any Designated Jurisdiction. The Company will not directly or knowingly indirectly use the proceeds of the offering of the Stock hereunder, or lend, contribute, provide or otherwise make available such proceeds, for the purpose of funding any activity or business in any Designated Jurisdiction or funding any activity or business of any person located, organized or residing in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that will result in any violation by any person (including any person participating in the transaction whether as an Agent, advisor, investor or otherwise) of Sanctions. As used herein, “Sanction(s)” means any sanction administered or enforced by the United States Government (including without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority.

(ii)             The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(jj)             Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of errors, defects, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the Company’s knowledge, there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any material incidents under internal review or investigations relating to the same. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(kk)           The Company has made a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 2009. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current organization and proposed method of operation as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code.

Any certificate signed by any officer of the Company and delivered to the Agents or counsel for the Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Agent.

2.              Representations, Warranties and Agreements of the Manager. SPT Management, LLC, a Delaware limited liability company (the “Manager”), represents and warrants to, and agrees with, each Agent as set forth below in this Section 2.

(a)            The information specifically relating to the Manager included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is true and correct in all material respects. As of the date of this Agreement, the Manager has no plan or intention to materially alter its capital investment policy or investment allocation policy with respect to the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(b)            The Manager is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and the Manager’s Agreements and Instruments (as defined below); and the Manager is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The “Manager’s Agreements and Instruments” refers to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject.

(c)            This Agreement has been duly authorized, executed and delivered by the Manager.

(d)            The Manager is not in violation of its limited liability company agreement or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Agreements or Instruments to which it is bound or by which it may be bound, or which any of its property or assets is subject, except for such defaults that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated herein and in the Registration Statement, the Pricing Disclosure Package and the Prospectus and compliance by the Manager with its obligations hereunder have been duly authorized by all necessary limited liability company action and (a) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to the Manager’s Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect or that are otherwise specifically disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package), (b) do not and will not result in any violation of the provisions of the limited liability company agreement or other organizational documents of the Manager, and (c) do not or will not result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations (except in the case of this clause (c) for such violations that would not result in a Material Adverse Effect).

(e)            No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder, in connection with the offering or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the Securities Act or state securities laws or the rules of FINRA or as are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f)            Except as specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Manager possesses such Governmental Licenses issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary for the Manager to perform its duties set forth in the Management Agreement, dated as of August 17, 2009, between the Company and the Manager, as amended (the “Management Agreement”), except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of such Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(g)            Except as specifically disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened, against or affecting the Manager which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Manager of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject, including ordinary routine litigation incidental to the business, could not result in a Material Adverse Effect.

(h)            The Manager has not been notified that any of its current executive officers plans to terminate his or her employment with the Manager. None of the Manager, Starwood Capital Group Global, L.P. or one of its subsidiaries (including, without limitation, the Manager) (collectively, “Starwood Capital”) or any executive officer of the Manager or Starwood Capital’s mortgage origination or investment team is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Management Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i)            The Manager operates a system of internal controls sufficient to provide reasonable assurance that (A) transactions that may be effectuated by it on behalf of the Company pursuant to its duties set forth in the Management Agreement will be executed in accordance with management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization.

(j)            The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing the duties set forth in the Management Agreement and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

Any certificate signed by any officer of the Manager and delivered to the Agents or counsel for the Agents in connection with the offering of the Stock shall be deemed a representation and warranty by the Manager, as to matters covered thereby, to each Agent.

3.              Sale and Delivery of Stock.

(a)            Subject to the terms and conditions set forth herein, the Company agrees to issue and sell through the Agents, as sales agent, and each Agent agrees to use its commercially reasonable efforts to sell as sales agent for the Company, the Stock.

(b)            The Stock is to be sold on a daily basis or otherwise as shall be agreed to by the Company and the applicable Agent, through whom the sale of Stock is effected on a given day, on any trading day (other than a day on which The New York Stock Exchange (the “Exchange”) is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”) that the Company has instructed such Agent to make such sales. On any Trading Day, the Company shall sell shares of Stock through only one of the Agents, but in no event through more than one of the Agents, and the Company shall give at least one business day’s prior written notice by facsimile or email to the Agents to notify them of any change of the applicable Agent through whom the sale of Stock will be effected. On any Trading Day, the Company may instruct the applicable Agent through whom sales of the Stock are effected on that day by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged (including, without limitation, by telecopy or e-mail) by such Agent) as to the maximum number of shares of Stock to be sold by such Agent on such day (in any event not in excess of the aggregate offering price of Stock available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per share of Stock at which such Stock may be sold. Subject to the terms and conditions hereof, if an Agent accepts such an instruction or order, such Agent shall use its commercially reasonable efforts to sell all of the shares of Stock so designated by the Company in an instruction or order accepted by such Agent hereunder. The Company acknowledges and agrees that (i) there can be no assurance that the applicable Agent, through whom the sale of Stock is effected on a given day, will be successful in selling the Stock, (ii) the applicable Agent, through whom the sale of Stock is effected on a given day, will incur no liability or obligation to the Company or any other person or entity if it does not sell Stock for any reason, other than a failure by such Agent to use its commercially reasonable efforts to sell all of the shares of Stock to the extent required by this Agreement, and (iii) the Agents shall be under no obligation to purchase Stock on a principal basis pursuant to this Agreement.

(c)            Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agents shall not be obligated to use their commercially reasonable efforts to sell, any shares of Stock (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in an amount in excess of the number or aggregate offering price of shares of Stock authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, the Company or the Agents may, upon notice to the other party hereto by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged, including, without limitation, by telecopy or e-mail)), suspend the offering of the Stock for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Stock sold hereunder prior to the giving of such notice.

(d)            Under no circumstances shall the aggregate offering price or number, as the case may be, of shares of Stock sold pursuant to this Agreement exceed the aggregate offering price or number, as the case may be, of shares of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration Statement, or (iii) authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing. In addition, under no circumstances shall any shares of Stock be sold at a price lower than the minimum price therefor authorized from time to time by the Company’s board of directors, or a duly authorized committee thereof, and notified to the Agents in writing.

(e)            If any party hereto has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Stock, it shall promptly notify the other parties hereto and sales of Stock under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)            The gross sales price of any Stock sold under this Agreement shall be the market price for shares of the Company’s Common Stock sold by the applicable Agent acting as sales agent of the Company under this Agreement on the Exchange at the time of such sale. The compensation payable to the Agents for sales of Stock shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the shares of Stock sold pursuant to this Agreement. The Company may sell shares of Stock to the Agents as principal at a price agreed upon at the relevant Applicable Time and pursuant to a separate agreement. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Stock (the “Net Proceeds”). The applicable Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(g)            The applicable Agent through whom sales are effected shall provide written confirmation to the Company following the close of trading on the Exchange each day on which Stock is sold under this Agreement setting forth the number of shares of Stock sold on such day, the gross sales prices of the Stock, the Net Proceeds to the Company and the compensation payable by the Company to such Agent with respect to such sales.

(h)            Settlement for sales of Stock will occur on the first business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the applicable Agent selling such Stock (each such day, a “Delivery Date”). On each Delivery Date, the Stock sold through the applicable Agent for settlement on such date shall be delivered by the Company to such Agent against payment of the Net Proceeds from the sale of such Stock. Settlement for all Stock shall be effected by book-entry delivery of shares of Stock to the applicable Agent’s account at The Depository Trust Company against payment by such Agent of the Net Proceeds from the sale of such Stock in same day funds delivered to an account designated by the Company. If the Company shall default on its obligation to deliver Stock on any Delivery Date, the Company shall (i) indemnify and hold the applicable Agent selling such Stock harmless against any loss, claim or damage arising from or as a result of such default by the Company, and (ii) pay such Agent any commission to which it would otherwise be entitled absent such default. If an Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Stock delivered by the Company, such Agent will pay the Company interest based on the effective overnight federal funds rate until such proceeds, together with such interest, have been fully paid.

(i)             Except as may be mutually agreed upon by the Company and an Agent in writing, sales pursuant to this Agreement may not be requested by the Company and need not be made by the Agents (i) during any period in which the Company’s insider trading policy, as it exists on the date of the Agreement, would prohibit the purchases or sales of the Company’s Common Stock by its officers or directors, (ii) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information, or (iii) except as provided in Section 3(j) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(j)             If the Company wishes to offer, sell or deliver Stock at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the applicable Agent through whom sales are effected (with a copy to counsel to such Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the applicable Agent, (ii) provide the applicable Agent with the officers’ certificates, accountants’ letter and opinions and letters of counsel called for by Sections 4(a)(xi), 4(a)(xii) and 4(a)(xiii) hereof, respectively, (iii) afford the applicable Agent the opportunity to conduct a due diligence review in accordance with Section 4(a)(x) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(i) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(j) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof and (B) this Section 3(j) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(i), which shall have independent application.

(k)            For the avoidance of doubt, nothing in this Agreement shall be deemed to prohibit any Agent from purchasing any Stock that is issued and sold by the Company through the Agents in accordance with the terms and conditions of this Agreement.

4.              Further Agreements of the Company and the Agents. (a) The Company agrees with the Agents that:

(i)            During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock: to make no further amendment or any supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus, prior to any Delivery Date which shall be reasonably disapproved by the Agents promptly after reasonable notice thereof; to advise the Agents of the time when any amendment or supplement to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Agents with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Agreement; to advise the Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Stock for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding, including a proceeding under Section 8A of the Securities Act, or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus (including, without limitation, any document incorporated by reference in any of the foregoing) or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal.

(ii)            During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, to promptly notify the Agents and to file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance.

(iii)            To deliver promptly to the Agents and to counsel for the Agents a signed copy of each amendment to the Registration Statement filed with the Commission, including all consents and exhibits filed therewith. To deliver promptly to the Agents such number of the following documents as the Agents shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per share earnings), (B) the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus, and (D) any document incorporated by reference in the Prospectus.

(iv)            To pay the applicable Commission filing fees relating to the Stock within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act.

(v)            Not to make any offer relating to the Stock that would constitute an Issuer Free Writing Prospectus without the prior written consent of Agents.

(vi)            To comply with all applicable requirements of Rule 433 under the Securities Act with respect to any Issuer Free Writing Prospectus. During any period when the delivery of a prospectus is required in connection with the offering or sale of Stock, if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus in order to comply with the Securities Act, to notify the Agents and, upon their request, to file such document and to prepare and furnish without charge to the Agents as many copies as the Agents may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance.

(vii)           As soon as practicable, the Company will make generally available to its security holders and to the Agents an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158.

(viii)          Promptly from time to time to take such action as the Agents may reasonably request to qualify the Stock for offering and sale under the securities or Blue Sky laws of Canada and such other jurisdictions as the Agents may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the sale of the Stock; provided that in connection therewith the Company shall not be required to (A) qualify as a foreign corporation in any jurisdiction in which it would not otherwise be required to so qualify, (B) file a general consent to service of process in any such jurisdiction, or (C) subject itself to taxation in any jurisdiction in which it would not otherwise be subject.

(ix)            At each Applicable Time, each Delivery Date and each Representation Date (as defined below), the Company and the Manager shall be deemed to have affirmed each of their respective representations, warranties, covenants and other agreements contained in this Agreement.

(x)             The Company will cooperate timely with any reasonable due diligence review conducted by the Agents or their counsel from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(xi)            Upon commencement of the offering of Stock under this Agreement and each time shares of Stock are delivered to the Agents as principal on a Delivery Date and promptly after each (A) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Stock, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the Exchange Act), (3) in connection with the filing of any Current Reports on Form 8-K (other than an Earnings 8-K and any other Current Reports on Form 8-K which contain capsule financial information, financial statements, supporting schedules or other financial data, including any Current Report on Form 8-K under Item 2.02 of such form that is considered “filed” under the Exchange Act, but for the avoidance of doubt, excluding any Current Report on Form 8-K or any part of any Current Report on Form 8-K under Item 2.02 or 7.01 of such form that is being “furnished” under the Exchange Act or (4) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”), (B) each date on which the Company shall file an Annual Report on Form 10-K or Quarterly Report on Form 10-Q, including any date on which an amendment to any such document is filed (each such date, a “Company Periodic Report Date”) and (C) the date on which an Earnings 8-K shall be filed with the Commission as contemplated by Section 3(j) hereof (a “Company Earnings Report Date” and, together with the date of commencement of the offering of Stock under this Agreement, each Registration Statement Amendment Date and Company Periodic Report Date, a “Representation Date”), each of the Company and the Manager will furnish or cause to be furnished forthwith to the Agents a certificate dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form reasonably satisfactory to the Agents to the effect that the statements contained in the certificates referred to in Section 6(g) and Section 6(h), respectively, of this Agreement which were last furnished to the Agents are true and correct at the time of such amendment, supplement or filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to such time) or, in lieu of such certificates, certificates of the same tenor as the certificates referred to in Section 6(g) and Section 6(h), but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xii)           Upon commencement of the offering of Stock under this Agreement, and promptly after each other Representation Date, the Company will furnish or cause to be furnished to the Agents and their counsel the written opinion and letter of each counsel to the Company, dated the date of effectiveness of such amendment or the date of filing with the Commission of such supplement or other document, as the case may be, in a form and substance reasonably satisfactory to the Agents and their counsel, of the same tenor as the opinions and letters referred to in Section 6(d) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the time of delivery of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing such letter to the Agents shall furnish the Agents with a letter substantially to the effect that the Agents may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last letter shall be deemed to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package as amended and supplemented to the time of delivery of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) of Section 4(a)(xi) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiii)          Upon commencement of the offering of Stock under this Agreement, and promptly after each other Representation Date, the Company will cause Deloitte & Touche LLP, or other independent accountants reasonably satisfactory to the Agents, to furnish to the Agents a letter, dated the date of effectiveness of such amendment or the date of filing of such supplement or other document with the Commission, as the case may be, in form reasonably satisfactory to the Agents and their counsel, of the same tenor as the letter referred to in Section 6(f) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended and supplemented, or to the documents incorporated by reference into the Prospectus, to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the date referred to in clause (A) or (B) of Section 4(a)(xi) above, promptly shall be deemed to be on or prior to the next succeeding Applicable Time.

(xiv)          The Company consents to the Agents trading in the Company’s Common Stock for the Agents’ own accounts and for the accounts of their clients at the same time as sales of Stock occur pursuant to this Agreement.

(xv)           If, to the knowledge of the Company, all filings required by Rule 424 and Rule 433 under the Securities Act in connection with this offering shall not have been made or the representation in Section 1(a) shall not be true and correct on the applicable Delivery Date, the Company will offer to any person who has agreed to purchase Stock from the Company as the result of an offer to purchase solicited by the Agents the right to refuse to purchase and pay for such Stock.

(xvi)          The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of shares of Stock sold through the Agents under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Stock pursuant to this Agreement during the relevant quarter.

(xvii)         During any period from the date the Company has authorized a sale of Stock hereunder until the applicable Date of Delivery with respect to such sale, the Company will not, without (A) giving the applicable Agent at least one business day’s prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (B) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for or repayable with Common Stock, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (ii) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Stock to be offered and sold through the Agents pursuant to this Agreement, (x) Common Stock issued or issuable pursuant to any stock option plan, equity incentive plan, stock ownership plan or dividend reinvestment plan of the Company, (y) Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding as of the date hereof or (z) Common Stock in connection with acquisition transactions, including the acquisition of real property or interests therein, including mortgage or leasehold interests, in an aggregate amount not to exceed 5% of the outstanding shares of Common Stock as of the date of such issuance.

(xviii)        To apply the Net Proceeds from the sale of the Stock being sold by the Company substantially in accordance with the description as set forth in the Prospectus and the Pricing Disclosure Package under the caption “Use of Proceeds.”

(xix)          The Company and its affiliates will not take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the offering of the Stock

(xx)           The Company will do and perform all things required or necessary to be done and performed under this Agreement by it prior to each Delivery Date, and to satisfy all conditions precedent to the Agents’ obligations hereunder.

(b)             Each Agent agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Securities Act) in any “free writing prospectus” (as defined in Rule 405 under the Securities Act) used or referred to by such Agent in connection with the offering or sale of the Stock without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus, and (ii) “issuer information,” as used in this Section 4(b), shall not be deemed to include information prepared by or on behalf of the Agents on the basis of or derived from issuer information.

5.              Expenses. (a)  The Company agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with (i) the authorization, issuance, sale and delivery of the Stock and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Stock; (ii) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto; (iii) the distribution of the Registration Statement (including any exhibits thereto), the Prospectus, any Issuer Free Writing Prospectus, and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (iv) the production and distribution of this Agreement, and any other related documents in connection with the offering, purchase, sale and delivery of the Stock; (v) any required review by the FINRA of the terms of sale of the Stock (including reasonable fees and expenses of counsel to the Agents); (vi) the listing of the Stock on the New York Stock Exchange and/or any other exchange; (vii) the qualification of the Stock under the securities laws of the several jurisdictions as provided in Section 4(a)(viii) and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable fees and expenses of counsel to the Agents); (viii) the preparation, printing and distribution of one or more versions of the Prospectus for distribution in Canada, often in the form of a Canadian “wrapper” (including related fees and expenses of Canadian counsel to the Agents); (ix) the investor presentations on any “road show”, undertaken in connection with the marketing of the Stock, including, without limitation, expenses associated with any electronic road show, travel and lodging expenses of the representatives and officers of the Company and the cost of any aircraft chartered in connection with the road show; (x) the reasonable fees and disbursements of the Company’s counsel and of the Company’s accountants; and (xi) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that, except as provided in Section 5(b) and Section 7, the Agents shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Stock which they may sell and the expenses of advertising any offering of the Stock made by the Agents.

(b)            If a number of shares of Stock having an aggregate offering price of $25,000,000 have not been offered and sold under this Agreement by the date that is 18 months from the date of this Agreement (or such earlier date on which the Company terminates this Agreement), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of a single counsel for the Agents incurred by it in connection with the offering contemplated by this Agreement, subject to a maximum reimbursement of $100,000.

6.              Conditions of Agents’ Obligations. The obligations of the Agents hereunder are subject to the accuracy, when made and on the date of this Agreement, each Representation Date, each Applicable Time and each Delivery Date, of the representations and warranties of the Company and the Manager contained herein, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)            The Prospectus Supplement shall have been timely filed with the Commission pursuant to Rule 424(b) under the Securities Act on or prior to the date hereof and the Company shall have complied with all other requirements applicable to the Prospectus or any supplement thereto under Rule 424(b) (without giving effect to Rule 424(b)(8)). The Company shall have complied with all filing requirements applicable to any Issuer Free Writing Prospectus used or referred to after the date hereof. No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b)            [Reserved].

(c)            All corporate proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Stock, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Agents, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)            Each of Sidley Austin LLP and Womble Bond Dickinson (US) LLP, counsel for the Company and the Manager, shall have furnished to the Agents its written opinion and negative assurance letter addressed to the Agents and delivered and dated on the date of this Agreement and each date specified in Section 4(a)(xii) hereof, in form and substance reasonably satisfactory to the Agents.

(e)            The Agents shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Agents, such opinion and negative assurance letter, and delivered and dated on the date of this Agreement on each date specified in Section 4(a)(xii) hereof, with respect to the issuance and sale of the Stock, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Agents may reasonably require, and the Company shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(f)            On the date of this Agreement and at the dates specified in Section 4(a)(xiii) hereof, the Agents shall have received from Deloitte & Touche LLP a letter, in form and substance satisfactory to the Agents, addressed to the Agents and dated the date of delivery thereof (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date of the date of delivery thereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus and the Pricing Disclosure Package, as of a date not more than three days prior to the date of delivery thereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” in connection with registered public offerings.

(g)            (i) On the date of this Agreement and upon commencement of the offering of Stock under this Agreement, the Company shall have furnished to the Agents a certificate of an officer in a form reasonably satisfactory to the Agents stating the maximum gross proceeds from such sales, as authorized from time to time by the Company’s board of directors or a duly authorized committee thereof or, in connection with any amendment, revision or modification of such maximum amount, a new certificate with respect thereto, and (ii) on the date of this Agreement and each date specified in Section 4(a)(xi), the Company shall have furnished to the Agents a certificate, dated such date, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company as to such matters as the Agents may reasonably request, including, without limitation, a statement that:

(A)          the representations and warranties of the Company in this Agreement are true and correct on and as of the applicable date specified in Section 4(a)(xi) with the same effect as if made on such applicable date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such applicable date;

(B)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose or pursuant to Section 8A of the Securities Act have been instituted or, to the Company’s knowledge, threatened; and

(C)           since the date of the most recent financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Pricing Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)            On the date of this Agreement and each date specified in Section 4(a)(xi), the Manager shall have furnished to the Agents a certificate of the Manager, signed by a Managing Director, the Chief Financial Officer or the General Counsel of the Manager to the effect that the signer of such certificate has carefully examined the Registration Statement, the Pricing Disclosure Package, the Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Stock, and this Agreement and that, to the best knowledge of such officer, the representations and warranties of the Manager in this Agreement are true and correct on and as of the applicable date specified in Section 4(a)(xi) with the same effect as if made on such applicable date.

(i)             Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus and the Pricing Disclosure Package, there shall not have been any change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which, in any such case, is, individually or in the aggregate, in the judgment of the Agents, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or sale of the Stock on the terms and in the manner contemplated in the Prospectus.

(j)             Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Agents, impracticable or inadvisable to proceed with the offering or sale of the Stock being delivered on any Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k)            On or prior to the first Delivery Date, the Stock shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Agents.

(l)             On or prior to each Delivery Date, the Company shall have furnished to the Agents such further information, certificates and documents as the Agents may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Agents.

7.              Indemnification and Contribution.

(a)            The Company agrees to indemnify and hold harmless each Agent, the directors, officers, employees and agents of each Agent, any broker-dealer affiliate of each Agent involved in the distribution of the Stock under this Agreement and each person who controls any Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus, any preliminary prospectus supplement relating to the Stock, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, the Prospectus, any preliminary prospectus supplement relating to the Stock, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, in the light of the circumstances under which they are made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b)            Each Agent severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Agent, but only with reference to written information furnished to the Company by or on behalf of such Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Agent may otherwise have. The Company acknowledges (i) that the list of sales agents and their respective participation in the sale of the Stock on the cover page and under the heading “Plan of Distribution” and (ii) the last sentence of the first paragraph under the heading “Plan of Distribution,” in the Prospectus constitute the only information furnished in writing by or on behalf of the several Agents for inclusion in the Prospectus or any Issuer Free Writing Prospectus.

(c)            Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above to the extent it is not materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company on the one hand and the Agents on the other severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company and one or more of the Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Stock; provided, however, that in no case under this Section 7(d) shall any Agent be responsible for any amount in excess of the total commissions received by such Agent hereunder. If the allocation provided by the first sentence of this Section 7(d) is unavailable for any reason, the Company and the Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Agents on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agents shall be deemed to be equal to the total commissions received by each Agent. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Agents’ obligations in this Section 7(d) to contribute are several in proportion to the number of shares of Stock placed by the respective Agent in the applicable offering and not joint. For purposes of this Section 7, each person who controls an Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, agent of an Agent and each broker dealer affiliate of an Agent involved in the distribution of the Stock shall have the same rights to contribution as such Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.              Termination.

(a)            The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that with respect to any pending sale through an Agent for the Company, the obligations of the Company, including in respect of compensation of the Agents, shall remain in full force and effect notwithstanding such termination and the provisions of Sections 1, 2, 5, 7, 8, 9, 10, 12, 13, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)            Each Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement (but only as to itself) in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 1, 2, 5, 7 and 13 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)            This Agreement shall remain in full force and effect until such time as Stock having an aggregate offering price of $500,000,000 shall have been issued and sold hereunder unless terminated pursuant to Section 8(a) or (b) above (in the case of Section 8(b), only as to the applicable Agent) or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement or pursuant to this clause (c) shall in all cases be deemed to provide that Sections 1, 2, 5, 7 and 13 of this Agreement shall remain in full force and effect.

(d)            Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Company, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 3(h) hereof.

9.               Research Analyst Independence. The Company acknowledges that the Agents’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Agents’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of such Agents’ investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Agents with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Agents’ investment banking divisions. The Company acknowledges that the Agents are full service securities firms and as such from time to time, subject to applicable securities laws, may effect transactions for their own account or the account of their customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

10.            No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Stock or any other services the Agents may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Agents: (a) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Agents, on the other hand, exists; (b) the Agents are not acting as advisors, experts or otherwise are not providing a recommendation or investment advice, to the Company, including, without limitation, with respect to the determination of the terms of the offering of the Stock, and such relationship between the Company, on the one hand, and the Agents, on the other hand, is entirely and solely commercial, based on arms-length negotiations and, as such, not intended for use by any individual for personal, family or household purposes; (c) any duties and obligations that the Agents may have to the Company shall be limited to those duties and obligations specifically stated herein; (d) the Agents and their affiliates may have interests that differ from those of the Company; and (e) this Agreement does not constitute a solicitation of any action by the Agents. The Company hereby (x) waives any claims that the Company may have against the Agents with respect to any breach of fiduciary duty in connection with this offering and (y) agrees that none of the activities of the Agents in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Agents with respect to any entity or natural person. The Company has consulted its own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

11.            Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

If to the Agents, shall be delivered or sent by mail or facsimile transmission to:

Barclays Capital Inc.

745 Seventh Avenue,

New York, New York 10019,

Attention: Syndicate Registration (Fax: (646) 834-8133)

with a copy, in the case of any notice pursuant to Section 7(c), to:

Barclays Capital Inc.

745 Seventh Avenue

New York, New York 10019

Attention: The Director of Litigation, Office of the General Counsel

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Attention: ATM Execution Group

Email: dg.atm_execution@bofa.com

BTIG, LLC

65 East 55th Street

New York, New York 10022

Attention: Equity Capital Markets

Email: BTIGUSATMTrading@btig.com

with a copy to: BTIGcompliance@btig.com and IBLegal@btig.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel (Fax: (646) 291-1469)

Email: eq.us.ses.notifications@citi.com

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

Attention: Samir Abu-Khadra

Telephone No.: (212) 250-5792

Email: samir.abu-khadra@db.com

Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

Attention: Registration Department

J.P. Morgan Securities LLC

383 Madison Avenue, 6th Floor

New York, New York 10179

Attention: Sanjeet Dewal

Phone: (212) 622-8783

Email: sanjeet.s.dewal@jpmorgan.com

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Attention: Jon Sierant

Email: jon.sierant@morganstanley.com

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, New York 10001

Attention: Equity Syndicate Department at (800) 326-5897 or email a request to cmclientsupport@wellsfargo.com and if to the Company, shall be delivered or sent by mail or facsimile transmission to:

Heather Bennett, the Company’s General Counsel and Chief Compliance Officer at (305) 695-5121 and confirmed to her at Starwood Property Trust, Inc. at 2340 Collins Avenue, Miami Beach, Florida 33139, Attention: Heather Bennett, Email: STWDGeneralCounsel@Starwood.com

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by any Agent.

12.            Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company, the Manager, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company and the Manager, as applicable, contained in this Agreement shall also be deemed to be for the benefit of the directors, officers, employees and agents of each Agent and any broker-affiliate of each Agent and each person or persons, if any, who control any Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and (b) the indemnity agreement of the Agents contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 12, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

13.            Survival. The respective indemnities, rights of contributions, representations, warranties and agreements of the Company, the Manager and the Agents contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Stock and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

14.            Definition of the Terms “Business Day”, “Affiliate” and “Subsidiary”. For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close, and (b) “affiliate” and “subsidiary” have the meanings set forth in Rule 405 under the Securities Act.

15.            Governing Law. This Agreement and any transaction contemplated by this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles that would result in the application of any other law than the laws of the State of New York (other than Section 5-1401 of the General Obligations Law).

16.            Submission to Jurisdiction. The parties hereto hereby submit to the exclusive jurisdiction of the U.S. federal and New York State Courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each party hereto waives any objection which it may now or hereafter have to the laying of venue of such suit or proceeding in such courts.

17.            Waiver of Jury Trial. The Company and the Agents hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.            Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument. Delivery of an executed Agreement by one party to any other party may be made by facsimile, electronic mail (including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) or other transmission method, and the parties hereto agree that any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19.            Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

20.            Termination of Prior Sales Agreement. The Company and Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC agree that this Agreement hereby supersedes and replaces the Sales Agreement, dated May 13, 2022, between such parties (the “Prior Sales Agreement”), and further agree that the Prior Sales Agreement is hereby terminated.

21.            Amendments or Waivers. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

22.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Agent that is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 22, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

23.            Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

[Signature Pages Follow]

If the foregoing correctly sets forth the agreement among the Company, the Manager and the Agents, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

Starwood Property Trust, Inc.

By:	/s/ Jeffrey F. DiModica
Name: Jeffrey F. DiModica
Title: President

SPT Management, LLC

By:	/s/ Rina Paniry
Name: Rina Paniry
Title: Chief Financial Officer

Accepted:

Barclays Capital Inc.

By:	/s/ Warren Fixmer
Name: Warren Fixmer
Title: Managing Director

BofA Securities, Inc.

By:	/s/ Kevin King
Name: Kevin King
Title: Managing Director

BTIG, LLC

By:	/s/ Tosh Chandra
Name: Tosh Chandra
Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Jared M Nutt
Name: Jared M Nutt
Title: Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Ben Selinger	By:	/s/ Samir Abu-Khadra
	Name: Ben Selinger		Name: Samir Abu-Khadra
	Title: Managing Director		Title: Director

Goldman Sachs & Co. LLC

By:	/s/ Erich Bluhm
Name: Erich Bluhm
Title: Managing Director

J.P. Morgan Securities LLC

By:	/s/ Sanjeet Dewal
Name: Sanjeet Dewal
Title: Managing Director

Morgan Stanley & Co. LLC

By:	/s/ Daniel Croitoru
Name: Daniel Croitoru
Title: Vice President

Wells Fargo Securities, LLC

By:	/s/ Jaime Cohen
Name: Jaime Cohen
Title: Managing Director